UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of Earliest Event Reported) May 22, 2006

REMY INTERNATIONAL, INC.

(Exact name of Registrant as Specified in Its Charter)

Delaware	1-3683	35-1909253
(State or Other Jurisdiction of Incorporation or Organization)	(Commission File Number)	(IRS Employer Identification No.)

2902 Enterprise Drive Anderson, Indiana	46013
(Address of principal executive offices)	(Zip Code)

(765) 778-6499

(Registrant’s telephone number, including area code)

Not applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.

On May 24, 2006, Remy International, Inc (the “Company”) and John H. Weber entered into a Restated Executive Employment Agreement (the “Restated Agreement”).

The material terms of the Restated Agreement restate the terms of the previously filed Employment Agreement between Citicorp Venture Capital Equity Partners, L.P. and Mr. Weber dated January 23, 2006, except for the modification of the Success Payment section which now reads as follows:

•	Mr. Weber will be eligible to receive a payment (the “Success Payment”) upon the occurrence of a Corporate Transaction, provided that Mr. Weber is currently employed by the Company on the date of such occurrence (unless otherwise provided under Section 6 of the Restated Agreement), to receive from the Company, as additional compensation, a transaction success payment, as follows:

(a)	Up to an amount equal to the first $4,000,000 of total Net Proceeds from all such transactions in the aggregate; plus

(b)	An amount (not to exceed $1,000,000) equal to the Net Proceeds, if any, in excess of $8,000,000 up to, but not exceeding $9,000,000 of such Net Proceeds; and

(c)	An amount equal to 5% of total Net Proceeds in excess of $9,000,000 from all such transactions in the aggregate.

The above is a brief summary of the changes from the Employment Agreement between Citicorp Venture Capital Equity Partners, L.P. and Mr. Weber dated January 23, 2006, and the Restated Agreement and does not purport to be complete. A copy of the Restated Agreement with Mr. Weber, dated May 24, 2006, is filed as Exhibit 10.1 to this Current Report on Form 8-K. The content of such Exhibit is incorporated herein by reference.

See Item 5.02 for information regarding Gerald T. Mills employment agreement.

Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

(c)	Effective May 22, 2006, the board of directors of the Company elected Gerald T. Mills, 54, as Senior Vice President and Chief Human Resources Officer of the Company. The board of directors also approved an Employment Agreement (the “CHRO Agreement”) between the Company and Mr. Mills.

Prior to being elected to this position with the Company, Mr. Mills served as Vice President of Human Resources at NVR, Inc., from September 2005 until May 2006. Prior to joining NVR, Inc., Mr. Mills was Senior Vice President of Human Resources for Eagle Picher Industries from April 2002 to August 2005. Prior to joining Eagle Picher Industries, Mr. Mills served in various positions at Owens Corning from September 1974 through March 2002, with his last position there served as Vice President Human Resources, Composites Systems Business from July 1995 until March 2002.

The CHRO Agreement is effective as of May 22, 2006, and includes the following material terms:

•	Mr. Mills will receive an annualized base salary of $300,000.

•	Mr. Mills will receive an annual target incentive bonus of 60% of annual base salary based upon the attainment of certain performance objectives.

•	Mr. Mills will be eligible, if employed by the Company on the date of such occurrence, to receive a payment (the “Success Payment”) based upon the proceeds received upon a “corporate transaction” (generally, a sale of the equity interests in or assets of the Company, as defined in the CHRO Agreement). The Success Payment shall equal an amount (a) up to an amount equal to 1% of total Net Proceeds above $9,000,0000, plus (b) an amount equal to 25% of the Net Proceeds in excess of $4,000,000 to $8,000,000 that are paid to the equity holders of the Company.

•	Mr. Mills will be eligible to participate in the Company’s benefit programs.

•	Mr. Mills will receive a $25,000 sign-on bonus.

•	On behalf of Mr. Mills, the Company will make a payment of $65,000 directly to NVR, Inc., for the repayment of Mr. Mills contractual obligations associated with his relocation and signing bonuses received from NVR, Inc. Should Mr. Mills decide to leave the Company within the first year of employment, he will be required to repay this amount.

•	Key termination benefits under the CHRO Agreement are summarized as follows:

•	After completion of six (6) months of employment and upon Mr. Mills’s resignation for “Good Reason” (as defined in Appendix A) or termination by the Company without “Cause” (as defined in Appendix A) Mr. Mills will receive an amount equal to the sum of twelve (12) months base salary and earned bonus subject to required withholding. This amount is payable over a twelve (12) month period in equal semi-monthly installments.

The above is a brief summary of the CHRO Agreement and does not purport to be complete. A copy of the CHRO Agreement with Mr. Mills, dated May 22, 2006, is filed as Exhibit 10.2 to this Current Report on Form 8-K. The content of such Exhibit is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(d)	Exhibits.

	10.1	Employment Agreement between Remy International, Inc. and John H. Weber dated May 24, 2006.

	10.2	Employment Agreement between Remy International, Inc. and Gerald T. Mills dated May 22, 2006.

	99.1	Press Release dated May 26, 2006, announcing the election of Gerald T. Mills as Chief Human Resources Officer of Remy International, Inc.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: May 26, 2006	REMY INTERNATIONAL, INC.

	By:	/s/Amitabh Rai
	Name:	Amitabh Rai
	Title:	Vice President and Corporate Controller Principal Accounting Officer

EXHIBIT INDEX

Number	Exhibit
10.1	Employment Agreement between Remy International, Inc. and John H. Weber dated May 24, 2006.

10.2	Employment Agreement between Remy International, Inc. and Gerald T. Mills dated May 22, 2006.

99.1	Press Release dated May 26, 2006, announcing the election of Gerald T. Mills as Chief Human Resources Officer of Remy International, Inc.